Exhibit 10(e)

__________ Shares    Date of Grant: _________________

RESTRICTED SHARE AWARD

CLIFF VESTING AWARDS

2004 OMNIBUS STOCK AND INCENTIVE PLAN

FOR DENBURY RESOURCES INC.

THIS RESTRICTED SHARE AWARD (this “Award”) is made effective on the Date of Grant by Denbury Resources Inc. (the “Company”) in favor of ______________ (“Holder”).

WHEREAS, the Company desires to grant to the Holder certain Restricted Shares under, in accordance with, and for the purposes, set forth in, the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc., as amended and/or restated (the “Plan);

WHEREAS, in accordance with the provisions of Section 16 of the Plan, Restricted Shares may be issued by the Company in the Holder’s name and be issued and outstanding for all purposes (except as provided below or in the Plan) but held by the Company (together with the stock power set forth below) until such time as such Restricted Shares are Vested by reason of the lapse of the applicable Restrictions, after which time the Company shall make delivery of the Vested Shares to Holder; and

WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.    Restricted Share Award. The Company hereby grants and delivers to the Holder an aggregate of ________ (_______________________) Restricted Shares (“Award Restricted Shares”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the Restrictions more specifically set forth in Section 2 below.

2.    Vesting of Award Restricted Shares. The Restrictions on the Award Restricted Shares shall lapse (Award Restricted Shares with respect to which Restrictions have lapsed being herein referred to as “Vested Shares”) and such Award Restricted Shares shall become non-forfeitable on the occurrence of the earliest of the dates (“Vesting Date”) set forth in (a) through (e) immediately below:

(a)	_____________, 20__;

(b)	the date of Holder’s death or Disability;

(c)	the date of a Change in Control;

(d)	the date of a Post-Separation Change in Control; and

(e)
the date of Holder’s Retirement Vesting Date, provided that such date is at least one year from the Date of Grant. In the event that Holder’s Retirement Vesting Date occurs prior to the first anniversary of the Date of Grant, the Vesting Date pursuant to this Paragraph 2(e) shall be the first anniversary of the Date of Grant, unless the applicable Award Restricted Shares have been forfeited pursuant to Section 3.

For purposes of this Award, the term “Post-Separation Change in Control” means a Change in Control which follows the Holder’s Separation, but results from the Commencement of a Change in Control that occurs prior to the Holder’s Separation. For all purposes of this Award, the term “Commencement of a Change in Control” means the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change in Control involving such person, group, or their affiliates.

3.    Restrictions - Forfeiture of Award Restricted Shares. The Award Restricted Shares are subject to Restrictions including that all rights of Holder to any Award Restricted Shares which have not become Vested Shares shall automatically, and without notice, terminate and shall be permanently forfeited on the date of Holder’s Separation. Notwithstanding the foregoing, if there is an applicable Post-Separation Change in Control, the previously forfeited Award Restricted Shares (and any corresponding Restricted Share Distributions) shall be reinstated and become Vested and, for all purposes of this Award, Holder will be deemed to have Separated on the day after such Post-Separation Change in Control.

4.    Withholding. If and when any Award Restricted Shares and any related Restricted Share Distributions become Vested, the minimum withholding required to be made by the Company shall be paid by Holder to the Administrator in cash, or by delivery of Shares, which Shares may be in whole or in part Vested Shares, based on the Fair Market Value of such Shares on the date of delivery. The Holder, in his sole discretion, may direct that the Company withhold at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the highest incremental tax rate for Holder, and such additional directed withholding will be made in the same manner as described in the preceding sentence except that such additional directed withholding may only be paid in Shares which have been previously acquired and have been held by Holder for at least six (6) months prior to the date of delivery.

5.    Issuance of Shares. As holder of the Award Restricted Shares, Holder shall have voting rights related to such Shares to the same extent as an owner of Common Stock. However, in lieu of the right to receive regular cash or stock dividends (Dividends) relative to such Award Restricted Shares, during the Restricted Period, the Holder is entitled to a Restricted Share Distribution whenever the Company pays a Dividend on the shares of Common Stock underlying the Award Restricted Shares, in each case in accordance with, and subject to, the terms of the Plan and this Award. The amount of the Restricted Share Distribution shall be shares, cash, or other property equal to, in the case of (i) cash or shares, the product of (a) the per-share amount of the Dividend paid and (b) the number of Award Restricted Shares held on the record date related to the Dividend being paid on the underlying Common Stock represented by such Award Restricted Shares; or (ii) other property, the amount determined by the Administrator. Pursuant to the terms of the Plan, the Company will retain custody of all Restricted Share Distributions (which are subject to the same Restrictions, terms, and conditions as the related Award Restricted Shares) until the conclusion of the Restricted Period. If an Award Restricted Share is forfeited, any such related Restricted Share Distributions also shall be forfeited.

The Administrator shall deliver the Vested Shares and Restricted Share Distribution amount (reduced by the number of Vested Shares or cash, as applicable, delivered to the Administrator to pay required withholding under Section 4 above) to the Holder as soon as reasonably possible following Vesting.

6.    No Transfers Permitted. The rights under this Award are not transferable by the Holder other than as set forth in the Plan.

7.    No Right To Continued Employment. Neither the Plan nor this Award shall confer upon the Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they interfere in any way with Holder’s right to terminate employment, or the Company's right to terminate Holder’s employment, at any time.

8.    Governing Law. Without limitation, this Award shall be construed and enforced in accordance with, and be governed by, the laws of Delaware.

9.    Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, and permitted successors and assigns of the parties hereto.

10.    Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

11.    Committee Authority. This Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of the Award and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, further, that the determinations under, and the interpretations of, any provision of the Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its duly authorized representatives on the Date of Grant.

DENBURY RESOURCES INC.

Per:
Phil Rykhoek, Chief Executive Officer

Per:
Mark Allen, SVP & Chief Financial Officer

Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Resources Inc. the _________ Award Restricted Shares subject to this Award, standing in the undersigned’s name on the books of said Denbury Resources Inc., and does hereby irrevocably constitute and appoint the corporate secretary of Denbury Resources Inc. as his or her attorney to transfer the said stock on the books of Denbury Resources Inc. with full power of substitution in the premises.

Dated ____________________

Holder's Signature

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) receipt of this Award, (ii) the opportunity to review the Plan, (iii) the opportunity to discuss this Award with a representative of the Company, and the undersigned’s personal advisors, to the extent the undersigned deems necessary or appropriate, (iv) the understanding of the terms and provisions of the Award and the Plan, and (v) the understanding that, by the undersigned’s signature below, the undersigned is agreeing to be bound by all of the terms and provisions of this Award and the Plan.

Without limitation, the undersigned agrees to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of the provisions of the Plan, or this Award, or both) of the Committee or the Administrator regarding any questions arising under the Plan, or this Award, or both.

Dated as of this ________ day of ______________, 20__.

Holder's Signature

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